Exhibit 10.1

SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT (this “Agreement”) made as of this ___ day of January, 2010 between CS China Acquisition Corp. (“Buyer” or “SPAC”) and the signatory on the execution page hereof (“Seller”).

WHEREAS, SPAC was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business (“Business Combination”);

WHEREAS, SPAC consummated an initial public offering in August 2008 (“IPO”) in connection with which it raised gross proceeds of approximately $33.1 million, a significant portion of which was placed in a trust account pending the consummation of a Business Combination, or the dissolution and liquidation of SPAC in the event it is unable to consummate a Business Combination within certain time periods.

WHEREAS, SPAC has agreed to the acquisition of Asia Gaming & Resort Limited (the “Acquisition”) pursuant to certain agreements (“Transaction Agreements”).

WHEREAS, the approval of the Acquisition is contingent upon, among other things, the affirmative vote of holders of a majority of the outstanding ordinary shares of SPAC at the meeting called to approve the Acquisition.

WHEREAS, pursuant to certain provisions in SPAC’s memorandum and articles of association, a holder of ordinary shares of SPAC issued in the IPO may, if it votes for or against the Acquisition, demand that SPAC convert such ordinary shares into cash (“Conversion Rights”).

WHEREAS the Acquisition cannot be consummated if holders of 40% or more of the SPAC ordinary shares issued in the IPO vote against the Acquisition and exercise their Conversion Rights.

WHEREAS, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller the ordinary shares set forth on the execution page of this Agreement (“Shares”) for the purchase price per share set forth therein (“Purchase Price Per Share”) and for the aggregate purchase price set forth therein (“Aggregate Purchase Price”).

In consideration of the mutual covenants hereinafter set forth, IT IS AGREED:

1.    Purchase.  Seller hereby sells to Buyer and Buyer hereby purchases from Seller at the Closing (as defined in Section 3(c)) the Shares at the Purchase Price Per Share, for the Aggregate Purchase Price.

2.    Agreement not to Convert; Appointment of Proxy and Attorney-in-Fact.  In further consideration of the Aggregate Purchase Price, Seller hereby agrees it will not exercise its Conversion Rights and if Seller has previously elected to exercise its Conversion Rights with respect to any of its Shares, it shall properly and validly withdraw such conversion election with respect to any of its Shares within one business day of this Agreement.  The Seller hereby irrevocably appoints Chien Lee, James R. Preissler and William P. Haus and each of them each with full power of substitution, as his proxy and attorney-in-fact, to the full extent of Seller’s rights with respect to the Shares (and any and all other shares or securities or rights issued or issuable in respect thereof) to vote in such manner as each such person or his substitute shall in his sole discretion deem proper, and to otherwise act (including without limitation acting by written consent) with respect to all the Shares at any extraordinary general meeting of shareholders (whether or not an adjourned meeting) of SPAC held on or prior to February 15, 2011.  This proxy is coupled with an interest in the Shares and is irrevocable.  The Seller hereby revokes all prior proxies granted by Seller at any time with respect to the Shares (and such other shares or other securities) and no subsequent proxies will be given by Seller (and if given will be deemed not to be effective).

3.    Closing Matters.

(a)    Within two business days of the date of this Agreement, (i) Seller shall provide Buyer with a true and correct copy of the voting instruction form with respect to the Shares held by Seller indicating the financial institution through which such shares are held and the control number provided by Broadridge Financial Solutions (or other similar service provider) regarding the voting of the Shares or written confirmation of such information as would appear on the voting instruction form; and (ii) Buyer shall send the notice attached as Annex 1 hereto to SPAC’s transfer agent.

(b)    Prior to the Closing, Seller shall deliver or cause to be delivered to Buyer appropriate instructions for book entry transfers of ownership of the Shares from Seller to Buyer.

(c)    The closing of the purchase and sale of the Shares (“Closing”) will take place on the earlier of the date that holders exercising Conversion Rights are paid their conversion proceeds and two business days after consummation of the Business Combination (such date being the “Closing Date”).  At the Closing, Buyer shall pay Seller the Aggregate Purchase Price by wire transfer from SPAC’s trust account of immediately available funds to an account specified by Seller and Seller shall deliver the Shares to Buyer electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System to an account specified by Buyer.  For purposes of clarity, and notwithstanding anything in this Agreement to the contrary, in the event the closing of the Acquisition does not occur by February 15, 2011, this Agreement shall be null and void, ab initio, and no party hereto shall have any rights or obligations under this Agreement.  It shall be a condition to the obligation of Buyer on the one hand and Seller on the other hand, to consummate the transfer of the Shares contemplated hereunder that the other party’s representations and warranties are true and correct on the Closing Date with the same effect as though made on such date, and that the other party shall have complied with all of its obligations hereunder, unless waived in writing by the party to whom such representations and warranties are made of compliance is promised.

4.    Representation and Warranties of the Seller.  Seller hereby represents and warrants to Buyer on the date hereof and on the Closing that:

(a)    Sophisticated Seller.  Seller is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of Shares to Buyer.

(b)    Independent Investigation.  Seller, in making the decision to sell the Shares to Buyer, has not relied upon any oral or written representations or assurances from Buyer or any of its officers, directors or employees or any other representatives or agents of Buyer.  Seller has had access to all of the filings made by SPAC with the United States Securities and Exchange Commission (“SEC”), pursuant to the Securities Exchange Act of 1934 and the Securities Act of 1933 (“Securities Act”), in each case to the extent available publicly via the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

(c)    Authority.  This Agreement has been validly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by Buyer, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.  The execution, delivery and performance of this Agreement by Seller does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Seller is a party which would prevent Seller from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Seller is subject.

(d)    No Legal Advice from Buyer.   Seller acknowledges that is has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Seller’s own legal counsel and investment and tax advisors.  Seller is not relying on any statements or representations of Buyer or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

(e)    Ownership of Shares.  Seller is the legal and beneficial owner of the Shares and will transfer to Buyer on the Closing Date good marketable title to the Shares free and clear of any liens, claims, security interests, options, charges or any other encumbrance whatsoever.  The Seller beneficially owned all of the Shares as of the close of business on January 13, 2010 and has the sole right to exercise Conversion Rights with respect to all of the Shares.

(f)    Number of Shares.  The Shares being transferred pursuant to this Agreement represent all the ordinary shares owned by Seller as of the date hereof.

5.    Representation and Warranties of Buyer.  Buyer hereby represents to the Seller that:

(a)    Sophisticated Buyer.  Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Shares from Seller.

(b)    Independent Investigation.  Buyer, in making the decision to purchase the Shares from Seller, has not relied upon any oral or written representations or assurances from Seller or any of its officers, directors, partners or employees or any other representatives or agents of Seller other than those made in this Agreement.

(c)    Authority.  This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by Seller, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.  The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

(d)    No Legal Advice from Seller.  Buyer acknowledges that is has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Buyer’s own legal counsel and investment and tax advisors.  Buyer is relying solely on such counsel and advisors and not on any statements or representations of Seller or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

6.    Termination.  Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become null and void and of no force and effect upon the termination of the Transaction Agreements prior to the consummation of the Acquisition.  Notwithstanding any provision in this Agreement to the contrary, Buyer’s obligation to purchase the Shares from Seller shall be conditioned on the approval of the proposals set forth in the Proxy Statement and the subsequent consummation of the Acquisition.

7.    Covenant of Seller.  After the execution of this Agreement and prior to Closing, Seller shall not acquire any Common Stock or other securities of the SPAC or effect any derivative transactions with respect thereto.

8.    Acknowledgement; Waiver.  Seller (i) acknowledges that Buyer may possess or have access to material non-public information which has not been communicated to Seller; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Buyer or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Securities and Exchange Act of 1934; and (iii) is aware that Buyer is relying on the truth of the representations set forth in Section 4 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

9.    Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

10.    Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.  Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objected to such exclusive jurisdiction and that such courts represent an inconvenient forum.

11.    Remedies.  Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law.  It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

12.    Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

13. Entire Agreement; Changes in Writing.  This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby.  Neither this Agreement not any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

CS CHINA ACQUISITION CORP.

By:
Name:
Title:

[SELLER]

By:
Name:
Title:

Purchase Price Per Share: $_______
Number of Shares: _______
Aggregate Purchase Price: $______

ANNEX 1

CS CHINA ACQUISITION CORP.

IRREVOCABLE INSTRUCTIONS – FUNDS RELEASE

TO:    Continental Stock Transfer & Trust Company

Re:           Trust Account No.: ________________

Gentlemen:

CS China Acquisition Corp. (the “Company”) is providing these irrevocable instructions to you in connection with the above-described Trust Account established in connection with and pursuant to an Investment Management Trust Agreement dated as of August 11, 2008  between the Company and Continental Stock Transfer & Trust Company as Trustee (the “Trust Agreement”).  Upper case terms used herein shall have the meanings ascribed thereto in the Trust Agreement.

In the event the Company delivers to you a Termination Letter substantially in the form of Exhibit A to the Trust Agreement, in addition to the other documents required to be delivered pursuant to Exhibit A to the Trust Agreement, then on the earlier of the date the Company pays all holders exercising their conversion rights or two business days after the consummation of the Business Combination, you are irrevocably instructed to deliver from the Trust Account an aggregate amount equal to $___________ in consideration for the delivery (through the DWAC System to the Company’s account) of an aggregate of _________ shares of the Company’s common stock beneficially owned by _____________ (“Seller”).  Such amounts shall be delivered to Seller in accordance with the bank wire instructions set forth below:

__________________
__________________
__________________
__________________

In order to expedite payment, attached is Seller’s Form W-9.

Kindly acknowledge where indicated below, your receipt and understanding of these instructions and return a copy to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174, attention: David Alan Miller, Esq., Fax Number: (212) 682-2320; Phone Number: (212) 818-8661, and ________, attention: ______________, Fax Number: _____________; Phone Number ___________.

A facsimile signed and electronically delivered copy of this letter shall be deemed an original.

Very truly yours,

CS CHINA ACQUISITION CORP.

By:
Name:
Title:

Acknowledged and Agreed:

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:
Name:
Title: